Exhibit 99.2

Execution Version

TAX RECEIVABLE AGREEMENT AND LLC AGREEMENT AMENDMENT

This TAX RECEIVABLE AGREEMENT AND LLC AGREEMENT AMENDMENT (this “Amendment”) is entered into as of September 2, 2022, by and among Signify Health, Inc., a Delaware corporation (the “Corporation”), Cure Topco, LLC, a Delaware limited liability company (the “LLC”), and Cure Aggregator, LLC, a Delaware limited liability company (“Aggregator” and, together with the Corporation and the LLC, the “Signify Parties”), and New Mountain Partners V (AIV-C), L.P., a Delaware limited partnership, as the TRA Party Representative under the TRA (as defined below) (collectively with the Signify Parties, the “Parties”).

RECITALS

WHEREAS, the Corporation, the LLC and certain other Persons are parties to that certain Tax Receivable Agreement, dated as of February 12, 2021 (as may be amended, supplemented or otherwise modified from time to time and together with the annexes, exhibits and schedules attached thereto, the “TRA”);

WHEREAS, the Corporation, the LLC and certain other Persons are party to that certain Third Amended and Restated Limited Liability Company Agreement of the LLC, dated as of February 12, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time and together with the annexes, exhibits and schedules attached thereto, the “LLC Agreement”);

WHEREAS, simultaneously with the entry into this Amendment, the Corporation, CVS Pharmacy, Inc., a Rhode Island corporation (“Parent”), and Noah Merger Sub, Inc., a Delaware corporation (“Merger Subsidiary”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time and together with the annexes, exhibits and schedules attached thereto, the “Merger Agreement”), pursuant to which Merger Subsidiary will be merged with and into the Corporation with the Corporation surviving the merger, on the terms and conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, in accordance with the terms and provisions of the TRA and the LLC Agreement, the Parties wish to amend (i) the TRA as set forth in this Amendment and (ii) the LLC Agreement as set forth in this Amendment; and

WHEREAS, the Board has reviewed this Amendment and determined that it is in the best interests of the Corporation and its stockholders to enter into this Amendment and to perform its obligations contemplated hereunder in accordance with the terms hereof and to cause the amendment of the TRA and the LLC Agreement as set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

1.    Definitions; References. Unless otherwise specified herein, each capitalized term used herein but not otherwise defined herein shall have the meaning assigned to such term in the TRA. To the extent there is a conflict or inconsistency between the terms of this Amendment and the terms of any of the TRA or the LLC Agreement (in each case, prior to giving effect to this Amendment), this Amendment shall control and shall constitute an amendment of the TRA and/or the LLC Agreement, as applicable, to the extent of such conflict. Notwithstanding the foregoing, “Effective Time” shall have the meaning ascribed to such term in the Merger Agreement.

2.    Effectiveness; TRA Payments.

(a)    Effectiveness. This Amendment shall be effective as of the date hereof. If the Merger Agreement is terminated pursuant to and in accordance with its terms, (i) this Amendment shall be null and void ab initio and of no force or effect, provided, however, that section 2(c) of this Amendment shall be deemed to survive; (ii) the TRA and the LLC Agreement shall continue in full force and effect as if this Amendment had never been executed, provided, however, that section 2(c) of this Amendment shall be deemed to survive; and (iii) all of the Corporation’s obligations under the LLC Agreement shall continue in full force and effect as if this Amendment had never been executed.

(b)    No Payments Pursuant to the TRA. From and after the date hereof, the Corporation shall make any payments that are due and payable pursuant to the terms of the TRA prior to the Effective Time (which payments with respect to any taxable year shall be considered due and payable no earlier than 185 days following the filing of the U.S. federal income Tax Return of the Corporation for such taxable year), provided, however, that notwithstanding anything to the contrary herein or in the TRA, (i) the Corporation shall not terminate the TRA, including pursuant to Section 4.01(b) of the TRA, (ii) the TRA Party Representative shall not cause acceleration of obligations under the TRA, including pursuant to Section 4.01(d) of the TRA, (iii) the Corporation shall not make any Early Termination Payment described in Section 4.03 of the TRA and (iv) the Corporation shall not make any payments that are due and payable pursuant to the terms of the TRA if such payment is due and payable as a result of any action taken by a TRA Party after the date hereof, including, for the avoidance of doubt, any Exchange after the date hereof and the exercise of any Option after the date hereof. From and after the Effective Time, notwithstanding anything to the contrary in the TRA or this Amendment, the Corporation shall not make any payments pursuant to the TRA.

(c)    Notwithstanding anything to the contrary in this Amendment, if the Merger Agreement is terminated pursuant to and in accordance with its terms, automatically upon such termination and without the taking of any further action by the Corporation or any other Person, the Corporation shall promptly as practicable make any payments and distributions under the TRA that would have been payable prior to such termination but for the application of provisions of Section 2(b).

3.    Amendment of TRA and LLC Agreement.

(a)    Effective as of immediately prior to, and contingent upon the occurrence of, the Effective Time, the TRA is hereby amended by replacing Section 4.01 with the provision set forth below and deleting Sections 4.02 and 4.03 in their entirety, and, pursuant to Section 7.07 of the TRA, the Corporation and the TRA Party Representative hereby approve of such amendments:

“Section 4.01    Termination. This Agreement shall automatically terminate upon the Effective Time (as defined in the Merger Agreement (as defined below)) without the taking of any further action by Corporate Taxpayer or any other Person; provided that the Amendment (as defined below) and the provisions thereof and, in each case, any Person’s rights or obligations thereunder shall expressly survive termination of this Agreement. For purposes of this Agreement: (i) the “Amendment” shall mean that certain Tax Receivable Agreement and LLC Agreement Amendment, dated as of September 2, 2022, by and among Corporate Taxpayer, OpCo and the other parties thereto together with the annexes, schedules and exhibits thereto and (ii) “Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of September 2, 2022, by and among Corporate Taxpayer, CVS Pharmacy, Inc., a Rhode Island corporation (“Parent”), and Noah Merger Sub, Inc., a Delaware corporation (“Merger Subsidiary”), as amended, supplemented or otherwise modified from time to time and together with the annexes, schedules and exhibits thereto, pursuant to which Merger Subsidiary will be merged with and into Corporate Taxpayer with Corporate Taxpayer surviving the merger as a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in the Merger Agreement (the “Ark Merger”). For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Section 4.01 shall only take effect immediately prior to, and contingent upon the occurrence of, the Effective Time (as defined in the Merger Agreement) (it being understood that this Section 4.01 shall have no force or effect whatsoever until immediately prior to the Effective Time).”

(b)    Notwithstanding anything to the contrary in the LLC Agreement or any of the other documents or agreements entered into in connection therewith, each of the Parties hereby (i) agrees that there shall be no further Tax Distributions from and after the Effective Time and (ii) consents to all modifications to and waivers under the LLC Agreement as may be approved by the Corporation and the TRA Party Representative after the date hereof.

(c)    Each of the Parties acknowledges and agrees that (i) by entering into this Amendment, it is expressly consenting to the termination of the TRA on the terms contemplated in Section 4.01 of the TRA as amended by Section 3(a) of this Amendment upon the Effective Time, (ii) no Tax Distributions under the LLC Agreement shall be made from and after the Effective Time, and (iii) from and after the Effective Time, no Person shall have any further payment or other obligation under the TRA or any obligation to make or pay Tax Distributions under the LLC Agreement.

4.    Tax Matters.

(a)    Defined Terms. For purposes of this Amendment, the following capitalized terms shall have the following meanings.

(i)    “Closing” has the meaning ascribed to such term under the Merger Agreement.

(ii)    “Closing Date” has the meaning ascribed to such term under the Merger Agreement.

(iii)    “IPO Documents” means that certain Reorganization Agreement, dated as of February 10, 2021, by and among the Corporation, the LLC, and certain other parties thereto and the executed versions of any Exhibits referenced therein (in final form, as executed in connection with the transactions contemplated by the Reorganization Documents).

(iv)    “Partnership Audit Rules” shall mean the provisions of Chapter 63 of the Code, as amended by the U.S. Bipartisan Budget Act of 2015, and any Treasury Regulations and other guidance promulgated thereunder or with respect thereto, each as amended from time to time and other guidance that may be promulgated in the future relating thereto, and any similar or analogous provisions of state, local and non-U.S. law.

(v)    “Pass-Through Tax Return” shall mean any income Tax Return filed by or with respect to the LLC or any of its Subsidiaries to the extent that (a) such entity is treated as a pass-through entity for purposes of such Tax Return and (b) the items reflected on such Tax Returns are also reflected on the Tax Returns of one or more of the direct or indirect owners of the LLC.

(vi)    “Pre-Closing LLC Member” shall mean any member of the LLC as of the date hereof or as of the beginning of the Closing Date other than the Corporation or any of its wholly-owned Subsidiaries.

(vii)    “Pre-Closing Tax Period” shall mean any taxable period ending on or prior to the Closing Date and that portion of any Straddle Period ending on the Closing Date.

(viii)    “Straddle Period” shall mean any taxable year or period beginning on or before and ending after the Closing Date.

(ix)    “Tax Distributions” has the meaning ascribed to such term under the LLC Agreement.

(x)    “Tax Returns” shall mean any report, return (including any information return), declaration, form, administrative adjustment request or other filing supplied or required to be supplied to any Taxing Authority with respect to Taxes, including any amendments or attachments to such reports, returns, declarations, forms, administrative adjustment requests or other filings.

(xi)    “TRA Tax Treatment” means, with respect to the transactions contemplated by the IPO Documents that constituted a reorganization within the meaning of Section 368 of the Code and/or a transaction governed by Section 351 of the Code, treatment of receipt of the TRA by the parties to such transactions as the receipt of “other property or money” within the meaning of Section 356(a)(1) of the Code or 351(b) of the Code, as applicable, in each case, eligible for installment sale treatment under Section 453 of the Code and, in each case, not as having the effect of the distribution of a dividend (within the meaning of Section 356(a)(2) of the Code) or as essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code.

(b)    Tax Returns. The Corporation shall prepare and file or cause to be prepared and filed in a timely manner, all Pass-Through Tax Returns required to be filed by the LLC and its Subsidiaries for any Pre-Closing Tax Period. All such Pass-Through Tax Returns shall be prepared, and any positions and elections relating thereto made, in a manner consistent with the prior practice of the applicable entity to the extent permitted by applicable Law. The Corporation shall (i) use commercially reasonable efforts to cause the LLC to deliver to each Pre-Closing LLC Member a draft Schedule K-1 with respect to each Pre-Closing Tax Period within ninety (90) days after the end of such Pre-Closing Tax Period (and the Corporation shall cause such draft Schedule K-1 to be delivered within one hundred twenty (120) days after the end of the applicable Pre-Closing Tax Period, it being understood that, in the case of a draft Schedule K-1 with respect to a Straddle Period of the LLC, references in this clause (i) to the “Pre-Closing Tax Period” shall be interpreted as references to such Straddle Period), (ii) use commercially reasonable efforts to provide to each such Pre-Closing LLC Member at such time of delivery of such draft Schedule K-1 good faith estimates of such other information reasonably requested by the TRA Party Representative to assist in tax compliance matters and (iii) furnish to each such Pre-Closing LLC Member as soon as reasonably practicable after the close of the applicable Pre-Closing Tax Period such information concerning the LLC and its Subsidiaries with respect to such Pre-Closing Tax Period as is required to enable such Pre-Closing LLC Member (or any beneficial owner of such Pre-Closing LLC Member) to pay estimated taxes or as is reasonably requested by such Pre-Closing LLC Member for compliance with such Pre-Closing LLC Member’s tax obligations (or the obligations of any beneficial owner(s) of such Pre-Closing LLC Member). Further, the Corporation shall make available to the TRA Party Representative a draft of any Pass-Through Tax Return described in this Section 4(b) at least twenty (20) calendar days prior to the due date (taking into account valid extensions) for filing such Pass-Through Tax Return for the TRA Party Representative’s review and approval (which approval shall not be unreasonably withheld or delayed). The TRA Party Representative and the Corporation shall attempt in good faith to resolve any disagreements regarding such Pass-Through Tax Returns prior to the applicable due date for filing (taking into account valid extensions). If the TRA Party Representative and the Corporation do not resolve such disagreements on a mutually agreeable basis within ten (10) calendar days after the TRA Party Representative’s receipt of any such draft Pass-Through Tax Return, the remaining disputed items shall be resolved within an additional ten (10) calendar days by a “Big 4” accounting firm reasonably acceptable to the TRA Party Representative and the Corporation (the “Referral Firm”), and the determinations of the Referral Firm shall be final and binding on the parties hereto, with costs and expenses of the Referral Firm to be borne 50% by the Corporation and 50% by the TRA Party Representative.

(c)    Tax Claims. If the Corporation, the LLC or any of their Affiliates receives notice of any Tax audit or administrative or judicial proceeding, examination, investigation or any demand or claim by a Taxing Authority (each a “Tax Claim”), in respect of any Pass-Through Tax Return for a Pre-Closing Tax Period or in respect of a Tax Return the resolution of which may require the TRA Party Representative or any Pre-Closing LLC Member to file an amended Tax Return or administrative adjustment request (or state or local equivalent) with respect to a Pre-Closing Tax Period (a “Pre-Closing Tax Claim”), then (i) such party will notify the TRA Party Representative in writing of any such Pre-Closing Tax Claim within fifteen (15) days of receipt of written notice, (ii) such party will keep the TRA Party Representative reasonably informed concerning the progress of such Pre-Closing Tax Claim, (iii) such party will provide the TRA Party Representative copies of all correspondence and other documents relevant to such Pre-Closing Tax Claim, (iv) the TRA Party Representative will be entitled to participate, at its own expense, in the defense of any Pre-Closing Tax Claim and (v) such Pre-Closing Tax Claim shall not be settled, compromised or abandoned without the consent of the TRA Party Representative (not to be unreasonably withheld, conditioned or delayed); provided, that any failure to give notice pursuant to clause (i) will not give rise to any liability, except to the extent the TRA Party Representative (or any of their Affiliates) is actually prejudiced as a direct result of such party’s failure to give such notice. In connection with the settlement, compromise or abandonment of any Tax Claim governed by the Partnership Audit Rules in accordance with the previous sentence, (x) the LLC shall be entitled to (and the Corporation shall be entitled to direct the LLC, its “partnership representative” or its “designated individual,” each as defined in the Code, or any equivalent designee under applicable state or local law, to) make any election under Section 6226 of the Code or under Treasury Regulation Section 301.6227-2(c) (or any similar provision in any successor Code section or proposed or final Treasury Regulations or under state, local or non-U.S. Law) (a “6226 Election”) for any taxable year of the LLC that includes any Pre-Closing Tax Period or any Pass-Through Tax Return filed in respect of any such year and (y) except with the TRA Party Representative’s prior written consent, none of the LLC, the Corporation or any of their Affiliates shall elect the application of the Partnership Audit Rules to any Tax Return of the LLC or any of its Subsidiaries with respect to any taxable year beginning before January 1, 2018; provided, that, except with the TRA Party Representative’s prior written consent or with respect to a 6226 Election, no Pre-Closing LLC Member shall be required to amend any Tax Returns or file any administrative adjustment request for any Pre-Closing Tax Period in connection with such Tax Claim.

(d)    Corporation Post-Closing Tax Acts. Except as required by applicable law and subject in all respects to Section 6(c) including, for the avoidance of doubt clause (x) thereof, the LLC shall not (and shall cause its Subsidiaries to not), without the prior written consent of the TRA Party Representative (such consent not to be unreasonably withheld or delayed), (i) change any method of accounting or Tax reporting position for the LLC or any of its Subsidiaries with respect to a Pre-Closing Tax Period, (ii) file any administrative adjustment request (or state or local equivalent) or amended Tax Return (or file a Tax Return that would require a Pre-Closing LLC Member (or its direct or indirect owners) to file an amended Tax Return or administrative adjustment request (or state or local equivalent)) with respect to the LLC or any of its Subsidiaries (or any successor of any of the foregoing) for any Pre-Closing Tax Period, or (iii) make any Tax election with respect to the LLC or any of its Subsidiaries that has retroactive effect to a Pre-Closing Tax Period, (iv) initiate or pursue the process for entering into a “voluntary disclosure agreement” (or comparable arrangement) with a Taxing Authority with respect to a Pre-Closing Tax Period of the LLC or any of its Subsidiaries (or any successor of the foregoing), or (v) take any action outside the ordinary course of business on the Closing Date after the Closing (other than as explicitly contemplated by this Amendment or the Merger Agreement), if, in the case of (i), (iii), (iv) or (v), the effect of such action or change (A) would be reflected on a Pass-Through Tax Return or (B) involves a change in the classification of an entity for U.S. federal income tax purposes (other than such a change in classification for an entity wholly-owned directly by a corporation for U.S. federal income tax purposes as of the beginning of the Closing Date and on the preceding date). The Corporation shall not cause the tax year (for U.S. federal income tax purposes) of the LLC to terminate on the Closing Date.

(e)    The Corporation agrees that it shall not (and it shall cause its Affiliates not to) file any Tax Return, amend any Tax Return, or take any other Tax position (including in connection with an audit) in a manner that is inconsistent with the IPO Documents or the TRA Tax Treatment, except as otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar or corresponding provision of state Law).

(f)    Certain Tax Elections.

(i)    The parties hereto agree that the distributive shares of items of income, gain, loss, deduction and credit of the LLC allocable to members of the LLC for the Straddle Period will be determined for U.S. federal and applicable state and local income Tax purposes based on the “closing of the books” method as described in Section 706(d)(1) of the Code and Treasury Regulations Section 1.706-1(c) (and corresponding provisions of state or local income Tax Law where applicable) and applying the “calendar day” convention as of the end of the Closing Date, to the extent permitted under Section 706 of the Code and the Treasury Regulations promulgated thereunder (applying such methods and conventions for both the LLC and any entity treated as a partnership for U.S. federal income tax purposes in which the LLC owns a direct or indirect interest).

(ii)    The parties hereto agree to treat Tax deductions arising from or relating to the closing of the transactions under the Merger Agreement (including (v) the repayment of any indebtedness of the LLC or any of its Subsidiaries for borrowed money, (w) the payment or incurrence of transaction-related expenses of the LLC and its Subsidiaries, (x) the payment or incurrence of the amounts in respect of the cancellation, termination, cash-out or exercise of stock options, and (y) the payment or incurrence of payroll taxes incurred with respect to the foregoing) (the “Transaction Tax Deductions”) as deductible by the LLC in the Pre-Closing Tax Period and allocable to the Pre-Closing LLC Members to the extent permitted by applicable Law (under not less than a “more likely than not” standard). The parties hereto agree that seventy percent (70%) of success-based fees shall be treated as so deductible by the Pre-Closing LLC Members in accordance with Revenue Procedure 2011-29, which the LLC and its Subsidiaries shall reflect on the applicable Pass-Through Tax Returns.

(g)    Code Section 755 Allocation. Within one hundred and twenty (120) days following the Closing Date, the Corporation shall use commercially reasonable efforts to prepare or cause to be prepared and delivered to the TRA Party Representative an allocation of the purchase price (for Tax purposes) of the LLC Units exchanged for shares of Class A Common Stock of the Corporation as contemplated by the Merger Agreement among the assets of the LLC (the “Purchase Price Allocation”) in accordance with Sections 743, 751 and 755 of the Code and, to the extent not in conflict therewith, the methodology set forth on Exhibit A hereto, to the extent such methodology reflects a reasonable approximation of the fair market value of such assets. The TRA Party Representative shall have a period of thirty (30) days to present in writing to the Corporation notice of any objections that the TRA Party Representative may have to the allocations set forth therein (an “Objections Notice”). If the TRA Party Representative shall raise any objections within such 30-day period, the TRA Party Representative and the Corporation shall negotiate in good faith and use their reasonable best efforts to resolve such dispute. If the parties described in this Section 6(f) fail to agree within fifteen (15) days after the delivery of the Objections Notice, any dispute shall be resolved by a “Big 4” accounting firm reasonably acceptable to the TRA Party Representative and the Corporation (the determinations of which shall be final and binding on the parties hereto). The fees and expenses of such accounting firm shall be borne 50% by the Corporation and 50% by the TRA Party Representative. The Parties and each of their Affiliates shall file all Tax Returns (and shall cause the Corporation to attach the statement required by Treasury Regulations Section 1.743-1(k)(1) to its U.S. federal income Tax Return for the taxable year that includes the Closing Date, which statement shall set forth the computation of the basis adjustment and the allocation thereof in accordance with the Purchase Price Allocation) in a manner consistent with the Purchase Price Allocation as determined pursuant to this Section 4(g) and shall not take any Tax Return reporting position that is inconsistent with the foregoing, except upon a contrary determination by an applicable Taxing Authority. The Corporation shall timely and properly prepare, execute, file and deliver to the TRA Party Representative all such documents, forms and other information as the TRA Party Representative may reasonably request to review the Purchase Price Allocation.

(h)    Cooperation. The parties hereto shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the preparation and filing of Tax Returns pursuant to this Section 4 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a reasonable basis to provide additional information and explanation of any material provided hereunder and reasonable written notice to the other Party prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the TRA Party Representative or the Corporation, as the case may be, shall allow the other Party to take possession of such books and records. The Corporation and its Subsidiaries shall retain all books and records with respect to Tax matters relating to any Pre-Closing Tax Period to the extent required by applicable Law and shall abide by all record retention agreements entered into with any taxing authority.

(i)    No Further Tax Obligations. Each of the Corporation and the LLC hereby covenants and agrees that it shall not, and shall not permit any of its controlled Affiliates to, seek any reimbursement or indemnification from any of the Pre-Closing LLC Members in respect of Taxes (including Tax Distributions) from and after the Effective Time.

5.    Representations and Warranties of the Parties. Each of the Parties represents and warrants to the other Parties hereto as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):

(a)    Authorization of Transaction. Such Party has all requisite power and authority (corporate or otherwise) to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery by such Party of this Amendment and the performance by such Party of this Amendment and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such Party. This Amendment has been duly and validly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.

(b)    Non-contravention. Neither the execution and delivery by such Party of this Amendment, nor the consummation by such Party of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of such Party, (ii) require on the part of such Party any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Party or any of its properties or assets.

(c)    No Additional Representations. Such Party acknowledges that no Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Corporation furnished or made available to such Party and its representatives in connection with entering into this Amendment except as expressly set forth in this Amendment, the TRA, the Merger Agreement or any Transaction Document (as defined in the Merger Agreement).

6.    Third Party Beneficiary. The Parties agree that Parent is an express third party beneficiary of this Amendment and this Amendment is enforceable by Parent in all respects. None of the provisions of this Amendment may be amended, modified or otherwise adjusted, and this Amendment may not be terminated other than pursuant to Section 2(a)4 or waived in any respect, by any Party without the prior written consent of Parent (which consent may not be unreasonably withheld, conditioned or delayed).

7.    Further Assurances. Each Party agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Law or as, in the reasonable judgment of the Corporation, as may be necessary, advisable or appropriate to carry out the intent and purposes of this Amendment.

8.    Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by electronic mail (delivery receipt requested) or by certified or registered mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be as specified in a notice given in accordance with this Section 8):

If to the Corporation, the LLC or Aggregator, to:

Signify Health, Inc.

800 Connecticut Avenue

Norwalk, Connecticut 06854

Attention: Adam McAnaney

Email: amcananey@signifyhealth.com

with a copy (which shall not constitute notice to the Corporation, the LLC or Aggregator) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036-8704

Attention: Christopher Comeau; Garrett T. Charon

Email: Christopher.Comeau@ropesgray.com; Garrett.Charon@ropesgray.com

If to any other Party hereto, to the location specified on such Party’s signature page hereto.

Any Party may change its address or e-mail address by giving each of the other Parties written notice thereof in the manner set forth above.

9.    Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Delivery of an executed signature page to this Amendment by DocuSign or by emailed PDF or facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

10.    Entire Agreement; No Third Party Beneficiaries. This Amendment together with the TRA and the LLC Agreement constitutes the entire agreement with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. This Amendment shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and except as expressly set forth herein (including in Section 6 with respect to Parent), nothing in this Amendment, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

11.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

12.    Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, such term or provision is hereby deemed modified to give effect to the original written intent of the parties to the greatest extent consistent with being valid and enforceable under applicable law. No Party shall assert, and each Party shall cause its Affiliates or related parties not to assert, that this Amendment or any part hereof is invalid, illegal or unenforceable.

13.    Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

14.    Resolution of Disputes; Interpretation. Notwithstanding any termination of the TRA, all disputes arising under this Amendment shall be deemed to arise under the TRA and shall be resolved in accordance with Section 7.03 and Section 7.09 of the TRA, mutatis mutandis. Each of Sections 1.01, 7.03 and 7.09 of the TRA is hereby incorporated by this reference and made part of this Amendment, mutatis mutandis (it being understood that no termination of the TRA shall affect the incorporation of such provisions into this Amendment).

15.    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER OR RELATE TO THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE BREACH OR VALIDITY OF THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16.    Independent Nature of Rights and Obligations. The rights and obligations of the each Party hereunder are several and not joint with the rights and obligations of any other Person. A Party shall not be responsible in any way for the performance of the obligations of any other Person hereunder, nor shall a TRA Party have the right to enforce the rights or obligations of any other Person hereunder (other than the Corporation). Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Party pursuant hereto or thereto, shall be deemed to constitute the Parties acting as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Parties are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and the Corporation acknowledges that the Parties are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

[Signature Page Follows This Page]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

THE CORPORATION:

SIGNIFY HEALTH, INC.

By:	/s/ Kyle Armbrester
Name:	Kyle Armbrester
Title:	Chief Executive Officer

[Signature Page to TRA Amendment]

THE LLC:

CURE TOPCO, LLC

By:	/s/ Kyle Armbrester
Name:	Kyle Armbrester
Title:	Chief Executive Officer

[Signature Page to TRA Amendment]

AGGREGATOR:

CURE AGGREGATOR, LLC

By: Signify Health, Inc., its Managing Member

By:	/s/ Kyle Armbrester
Name:	Kyle Armbrester
Title:	Chief Executive Officer

[Signature Page to TRA Amendment]

TRA PARTY REPRESENTATIVE:

NEW MOUNTAIN PARTNERS V (AIV-C), L.P.

By: New Mountain Investments V, L.L.C., its general partner

By:	/s/ Adam B. Weinstein
Name:	Adam B. Weinstein
Title:	Authorized Person

Address:

c/o New Mountain Capital, L.L.C. 1633 Broadway, 48th Floor
New York, NY 10019
Attention: Matthew Holt; Kyle Peterson

with a copy to (which shall not constitute notice):

Ropes & Gray LLP 1211 Avenue of the Americas
New York, NY 10036
Attention: Christopher Comeau; Garrett Charon
Email: christopher.comeau@ropesgray.com; garrett.charon@ropesgray.com

[Signature Page to TRA Amendment]

Exhibit A

Purchase Price Allocation Methodology

This Purchase Price Allocation Methodology is intended to assist the Parties in apportioning the purchase price (as determined for Tax purposes) allocable to the OpCo Units exchanged for shares of Class A Common Stock of the Corporation as contemplated by the Merger Agreement among the assets of the LLC (the “Purchase Price Allocation”).

For clarity, the allocation principles described below do not take into account any acquisition costs or selling expenses of any Party, which such Parties may separately take into account. Further, the calculation of the amounts listed below (other than 6) shall not reflect the value of any asset to the extent owned by an entity treated as a corporation for U.S. federal income tax purposes. Subject to the foregoing, calculations of “book value” will be made in accordance with the methodologies used by the LLC in preparing its most recent balance sheet. The TRA Party Representative and the Corporation will also work in good faith to determine the prepaid amounts of the business that have been deferred as of the Closing Date in accordance with Revenue Procedure 2004-34 and Section 451 of the Code (and the Treasury Regulations promulgated thereunder).

Asset	Allocation of Value
1. Cash	Amount of cash as reflected on the books and records of the LLC as of the Closing (without duplication)

2. Assets the LLC marks to market at least annually for federal income tax purposes and debt instruments	Net book value of such assets, as reflected on the books and records of the LLC as of the Closing (without duplication)

3. Accounts receivable; Prepaid and deposits	Amount of such assets, net of any reserve, as reflected on the books and records of the LLC as of the Closing (without duplication)

4. Inventory	Amount of inventory, net of any reserve, as reflected on the books and records of the LLC as of the Closing (without duplication)

5. Fixed Assets	Net book value of such assets at Closing, as reflected on the books and records of the LLC as of the Closing (without duplication)

6. Equity interests of Subsidiaries that are corporations for U.S. federal income tax purposes, if any	The fair market value of such equity interests as of the Closing

7. Intangible property (other than goodwill and going concern value)	The fair market value of such property as of the Closing

8. Goodwill and going concern value	Remaining amount